Exhibit 99.1

Media General Reports Fourth-Quarter Results

RICHMOND, Va. -- Media General (NYSE: MEG) today reported fourth-quarter income from continuing operations of $23.7 million, or $1.00 per diluted share, up 11.3 percent from $21.3 million, or 92 cents per diluted share, in the fourth quarter of 2002. Including a gain on the sale of Media General Financial Services on October 14, 2003, net income was $30.5 million, or $1.29 per diluted share, compared with $21.6 million, or 93 cents per diluted share, in the prior year.

"Our fourth-quarter earnings per share from continuing operations exceeded our expectations, principally because of lower than expected newsprint expense in the Publishing Division, higher than expected political advertising revenue within our Broadcast Division, and lower than anticipated health care costs," said J. Stewart Bryan III, chairman and chief executive.

"Operating results included a strong increase in Publishing profits due to revenue growth and expense management. Publishing revenues increased year-over-year for the fifth consecutive quarter. In Broadcasting, solid fourth-quarter growth in local advertising revenues and an increase in national revenues partially offset the impact of the substantial decline in political advertising. Significantly improved operating results from our one-third ownership of SP Newsprint also contributed to our performance," Bryan said.

Total revenues for the fourth quarter of 2003 decreased by 1.2 percent to $225.5 million, compared with revenues of $228.2 million in the same period last year. This decrease was due mainly to a near $15 million drop in political advertising revenues in Broadcasting.

Publishing Division profits of $39.5 million were $2.4 million, or 6.6 percent, above last year's fourth quarter, and revenues increased 4.3 percent. These results were driven by a 5.1 percent increase in advertising revenue where all categories except retail showed good growth. The stronger performance was attributable to improved revenue at the Richmond and Tampa metropolitan newspapers. Classified revenue increased 5.9 percent, as the Richmond and Tampa daily newspapers experienced good growth in automotive, employment, and real estate advertising. Circulation revenue, also aided by growth in Tampa and Richmond, increased by 1.7 percent. Retail advertising showed a 3 percent year-over-year decline in the fourth quarter, partially offset by a 10.5 percent increase in preprint advertising. Two new malls in Richmond had a positive impact on the overall retail environment, but many retail advertisers in other markets remained cautious. National advertising increased 15.5 percent over fourth-quarter 2002, driven by increases in the Tampa market, the company's largest source of national advertising revenue.

Publishing expenses increased 3.1 percent over the fourth quarter of 2002, due principally to salary and benefit increases, and higher newsprint expense, which rose by 9.1 percent, due to higher prices.

Broadcast Division profits of $22.3 million were down 24.4 percent for the quarter, impacted by a substantial decline in political revenues compared to the prior year. Revenues decreased 10.7 percent in the quarter to $77.2 million from $86.5 million. Local television ad revenues increased by 5.7 percent and national advertising rose 4.8 percent, partially offsetting the decline in political revenues from the 2002 quarter. There were solid gains in the automotive, services, furniture and the financial categories. Expenses decreased 3.6 percent from the prior period, due primarily to lower payroll costs.

Interactive Media Division revenues were up nearly 45 percent over the prior year, due to significant increases in classified advertising upsell arrangements in markets across the division's web sites. The division's operating loss decreased by $3.5 million over fourth-quarter 2002, resulting principally from the absence of investment write-offs in the current period.

The company's share of SP Newsprint's results was a loss of $483,000, compared to a loss of $4.4 million in the prior year's same quarter. Higher newsprint prices and increased production and sales volume led to the significant improvement.

Interest expense decreased $2.8 million from the fourth quarter of 2002, mostly due to lower interest rates. EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization) in the fourth quarter of 2003 was $61.9 million, compared with $61.4 million in the 2002 period. Free cash flow for the quarter (after-tax cash flow minus capital expenditures) was $31 million, compared with $29.2 million in the prior-year period. For the full year 2003, free cash flow was $96.5 million, up 15 percent from $84.2 million in 2002. The increase was due to higher income from continuing operations and lower capital expenditures.

Media General continues to provide the non-GAAP financial metrics EBITDA, After-Tax Cash Flow, and Free Cash Flow. The company believes these metrics are useful for evaluating financial performance and are common alternative measures used by investors, financial analysts and rating agencies. These groups use EBITDA, along with other measures, to evaluate a company's ability to meet its debt service requirements and to estimate the value of the company. A reconciliation of these metrics to amounts on the GAAP statements has been included in this news release.

Outlook

As of today, two of the seven analysts who have Media General in their coverage universe have published estimates for the first quarter. One estimate is 27 cents per share and the other is 46 cents per share. Media General said that while it's early in the quarter to be definitive, at this time the company would guide to the lower of the two published estimates. Media General's income from continuing operations in the first quarter of 2003 was 12 cents per share, before a 16-cent gain from the sale of Hoover's. The company noted that the first quarter is seasonally the weakest. In addition, while Publishing Division revenues are expected to be higher than last year's first quarter, the retail category remains weak, and a specific outlook for help wanted, while generally improving, is uncertain. In the Broadcast Division, the company expects that the Iowa presidential caucus should have a positive impact on political advertising, but orders are very slow to materialize for the upcoming primaries. Media General is optimistic about the impact of Super Bowl advertising on its 16 CBS stations. The company expects to be in a stronger position to provide more definitive first-quarter guidance after January results are finalized and February trends become more apparent. The company plans to release first quarter earnings on April 15, 2004. Media General will hold its Annual Meeting of Stockholders on April 29, 2004 at 11 a.m. at the Richmond Newspapers Production Facility, 8460 Times-Dispatch Boulevard, Mechanicsville, Va.

Conference Call and Webcast

Media General's management will discuss fourth-quarter results during a conference call today at 3 p.m. ET. The call can be accessed via a live webcast through the company's Web site www.mediageneral.com by choosing the "Live Earnings Conference" link at the top of the home page.

To access the conference call, dial 1-800-289-0496 about ten minutes prior to the call. A replay of the conference call will be available from 6 p.m. today until February 4 at 12 a.m. at the same Web address or by dialing 1-888-203-1112 and using the passcode 780076. The full text of the prepared remarks will be available on the company's Web site shortly after the call concludes.

Forward-Looking Statements

This news release contains forward-looking statements that are subject to various risks and uncertainties and should be understood in the context of the company's publicly available reports filed with the Securities and Exchange Commission. Media General's future performance could differ materially from its current expectations.

About Media General

Media General is an independent communications company situated primarily in the Southeast with interests in newspapers, television stations and interactive media. The company's publishing assets include The Tampa Tribune, the Richmond Times-Dispatch, the Winston-Salem Journal and 22 other daily newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina, as well as nearly 100 other periodicals and a 20 percent interest in The Denver Post. Media General's 26 network-affiliated television stations reach more than 30 percent of the television households in the Southeast and nearly 8 percent of those in the United States. The company's extensive interactive media offerings include more than 50 online enterprises. Media General also has a 33 percent interest in SP Newsprint Co., which operates newsprint mills in Dublin, Ga., and Newberg, Ore.

Media General, Inc. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited in thousands, except per share amounts)

	Thirteen Weeks Ending		Fifty-two Weeks Ending

	December 28, 2003	December 29, 2002	December 28, 2003	December 29, 2002

Revenues	$ 225,533	$ 228,172	$ 837,423	$ 831,582
Operating costs:
Production	89,687	88,161	356,694	345,647
Selling, general and
administrative	74,965	72,256	292,986	272,430
Depreciation and amortization	15,491	15,294	65,467	65,401

Total operating costs	180,143	175,711	715,147	683,478

Operating income	45,390	52,461	122,276	148,104

Other income (expense):
Interest expense	(8,162)	(10,913)	(34,424)	(47,874)
Investment loss-unconsolidated
affiliates	(120)	(3,939)	(4,672)	(14,129)
Other, net	1,136	(2,386)	10,666	(115)

Total other expense	(7,146)	(17,238)	(28,430)	(62,118)

Income from continuing operations
before income taxes and cumulative
effect of change in accounting
principle	38,244	35,223	93,846	85,986
Income taxes	14,503	13,892	34,800	33,944

Income from continuing operations
before cumulative effect of
change in accounting principle	23,741	21,331	59,046	52,042
Discontinued operations:
Income from discontinued
operations (net of tax)	7	290	964	1,377
Gain on sale of operations (net
of tax)	6,754	--	6,754	--
Cumulative effect of change in
accounting principle (net of

tax)(1)	--	--	(8,079)	(126,336)

Net income (loss)	$ 30,502	$ 21,621	$ 58,685	$(72,917)

Net income (loss) per common share:
Income from continuing
operations before cumulative
effect of change in accounting
principle	$ 1.03	$ 0.93	$ 2.56	$ 2.27
Discontinued operations	0.29	0.01	0.33	0.06
Cumulative effect of change in
accounting principle	--	--	(0.35)	(5.51)

Net income (loss)	$ 1.32	$ 0.94	$ 2.54	$ (3.18)

Net income (loss) per common share -- assuming dilution:
Income from continuing
operations before cumulative
effect of change in accounting
principle	$ 1.00	$ 0.92	$ 2.52	$ 2.24
Discontinued operations	0.29	0.01	0.33	0.06
Cumulative effect of change in
accounting principle	--	--	(0.35)	(5.44)

Net income (loss)	$ 1.29	$ 0.93	$ 2.50	$ (3.14)

Weighted-average common shares outstanding:
Basic	23,184	23,015	23,085	22,949
Diluted	23,594	23,292	23,408	23,236

(1)	Expense recorded upon adoption of FIN 46, Consolidation of Variable Interest Entities in 2003 and write-down for impairment upon adoption of SFAS No. 142, Goodwill and Other Intangible Assets in 2002.

Media General, Inc. BUSINESS SEGMENTS

(Unaudited, in thousands)	Publishing	Broadcast	Interactive Media	Eliminations	Total

Quarter Ended December
28, 2003
Consolidated revenues	$ 146,461	$ 77,234	$ 2,638	$(800)	$225,533

Segment operating cash
flow	$ 45,335	$ 26,827	$ (1,633)		$ 70,529
Allocated amounts:
Equity in net income
of unconsolidated
affiliate	363				363
Depreciation and
amortization	(6,198)	(4,524)	(168)		(10,890)

Segment profit (loss)	$ 39,500	$ 22,303	$ (1,801)		60,002

Unallocated amounts:
Interest expense					(8,162)
Investment loss-SP
Newsprint					(483)
Acquisition
intangibles
amortization					(3,229)
Corporate expense					(9,597)
Other					(287)

Consolidated income
from continuing
operations before
income taxes					$38,244

Quarter Ended December
29, 2002
Consolidated revenues	$ 140,479	$ 86,487	$ 1,821	$(615)	$228,172

Segment operating cash
flow	$ 42,734	$ 34,424	$ (1,636)		$ 75,522
Allocated amounts:
Equity in net income
of unconsolidated
affiliate	472				472
Write-down of
investment			(3,633)		(3,633)
Depreciation and
amortization	(6,152)	(4,937)	(29)		(11,118)

Segment profit (loss)	$ 37,054	$ 29,487	$ (5,298)		61,243

Unallocated amounts:
Interest expense					(10,913)
Investment loss-SP
Newsprint					(4,411)
Acquisition
intangibles
amortization					(3,041)
Corporate expense					(6,438)
Other					(1,217)

Consolidated income
from continuing
operations before
income taxes					$ 35,223

Twelve Months Ended
December 28, 2003
Consolidated revenues	$ 544,059	$ 286,233	$ 9,663	$(2,532)	$837,423

Segment operating cash
flow	$ 148,104	$ 87,760	$ (5,644)		$ 230,220
Allocated amounts:
Equity in net income
of unconsolidated
affiliate	709				709
Gain on sale of
Hoover's			5,746		5,746
Depreciation and
amortization	(25,896)	(20,988)	(1,360)		(48,244)

Segment profit (loss)	$122,917	$ 66,772	$ (1,258)		188,431

Unallocated amounts:
Interest expense					(34,424)
Investment loss-SP
Newsprint					(5,381)
Acquisition
intangibles
amortization					(12,272)
Corporate expense					(37,271)
Other					(5,237)

Consolidated income
from continuing
operations before
income taxes and
cumulative effect of
change in accounting
principle					$ 93,846

Twelve Months Ended
December 29, 2002
Consolidated revenues	$ 528,514	$ 298,930	$ 6,059	$(1,921)	$831,582

Segment operating cash
flow	$ 152,019	$ 101,412	$ (5,936)		$ 247,495
Allocated amounts:
Equity in net loss of
unconsolidated
affiliates	(172)		(413)		(585)
Write-off of
investments			(4,793)		(4,793)
Depreciation and
amortization	(27,000)	(21,285)	(801)		(49,086)

Segment profit
(loss)	$ 124,847	$ 80,127	$(11,943)		193,031

Unallocated amounts:
Interest expense					(47,874)
Investment loss-SP
Newsprint					(13,544)
Acquisition
intangibles
amortization					(11,933)
Corporate expense					(32,266)
Other					(1,428)

Consolidated income
from continuing
operations before
income taxes and
cumulative effect of
change in
accounting
principle					$ 85,986

Media General, Inc. CONSOLIDATED BALANCE SHEETS (Unaudited, in thousands)

	December 28, 2003	December 29, 2002

ASSETS
Current assets:
Cash and cash equivalents	$ 10,575	$ 11,279
Accounts receivable -- net	113,226	112,399
Inventories	6,171	4,101
Other	32,649	32,773

Total current assets	162,621	160,552

Investments in unconsolidated
affiliates	89,994	93,370
Other assets	60,277	68,140
Property, plant and equipment -- net	434,088	372,719
Excess of cost over fair value of net
identifiable assets of acquired businesses	832,004	832,004
FCC licenses and other intangibles --
net	807,771	820,226

Total assets	$2,386,755	$2,347,011

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 22,210	$ 20,967
Accrued expenses and other
liabilities	83,424	88,646
Income taxes payable	8,769	1,888

Total current liabilities	114,403	111,501

Long-term debt	531,969	642,937
Borrowings of consolidated variable
interest entities	95,320	--
Deferred income taxes	362,769	345,178
Other liabilities and deferred
credits	174,833	188,141
Stockholders’ equity	1,107,461	1,059,254

Total liabilities and stockholders'
equity	$2,386,755	$2,347,011

Media General, Inc. EBITDA, AFTER-TAX CASH FLOW AND FREE CASH FLOW (Unaudited, in thousands)

	4th Quarter		Year-to-Date
	2003	2002	2003	2002
Income from continuing operations
before cumulative effect of change
in accounting principle	$23,741	$21,331	$ 59,046	$ 52,042
Interest	8,162	10,913	34,424	47,874
Taxes	14,503	13,892	34,800	33,944
Depreciation and amortization	15,491	15,294	65,467	65,401

EBITDA from continuing operations
before cumulative effect of change
in accounting principle	$61,897	$61,430	$193,737	$199,261

Income from continuing operations
before cumulative effect of change
in accounting principle	$23,741	$21,331	$ 59,046	$ 52,042
Depreciation and amortization	15,491	15,294	65,467	65,401

After-tax cash flow	$39,232	$36,625	$124,513	$117,443

After-tax cash flow	$39,232	$36,625	$124,513	$117,443
Capital expenditures	8,235	7,411	28,018	33,280

Free cash flow	$30,997	$29,214	$ 96,495	$ 84,163

Media General Reports December Revenues

RICHMOND, Va. — Media General, Inc. (NYSE: MEG) today reported December 2003 revenues of $67 million, an increase of 2.6 percent from revenues of $65.3 million in December 2002. Publishing revenues increased 2.7 percent. Broadcast revenues increased 1.8 percent, and Interactive Media revenues were up 40.1 percent.

In Publishing, newspaper advertising revenue exceeded 2002 levels by 2.8 percent. If print and online publishing revenues were reported on a combined basis, as some of the company’s peers report, total publishing revenues and newspaper advertising would have been up 2.9 percent and 3.1 percent, respectively, from last year’s very strong December revenue levels.

Despite the seasonal slow-down in classified advertising that normally occurs in December, classified revenue increased over last year by $735,000, or 7 percent. This category reflected continued improvement in employment linage, partially offset by declines in automotive. Employment linage increased 21.8 percent at the company’s three largest dailies. The Richmond Times-Dispatch was above last year by 27.6 percent, The Tampa Tribune reported a nearly 24 percent increase, and the Winston-Salem Journal experienced a 5.3 percent increase.

Retail revenue decreased $1.2 million, or 9.2 percent, due to softness in department store, home improvement and discount store categories. Preprint revenue, however, was up $680,000, or 9.2 percent, due to higher circulation volume together with some conversion by traditional ROP advertisers to preprints.

National revenue exceeded last year by $330,000, or 11.5 percent. Most of the increase came from The Tampa Tribune where the telecommunications sector was especially strong. Circulation revenue increased $120,000, or 1.8 percent.

The Broadcast Division reported a 2.3 percent increase in gross time sales. Local time sales increased 3 percent, driven by increases in automotive, services, furniture and telecommunications advertising. National time sales decreased 5.8 percent, largely due to decreases in the corporate and fast food categories. Political revenues, driven by presidential primaries in North and South Carolina, were $768,000 compared with $255,000 last year.

In the Interactive Media Division, continued solid revenue growth was generated by steady classified advertising, continued strong national sales, and special promotions from newspaper and broadcast web sites.

About Media General

Media General is an independent communications company situated primarily in the Southeast with interests in newspapers, television stations and interactive media. The company’s publishing assets include The Tampa Tribune, the Richmond Times-Dispatch, the Winston-Salem Journal and 22 other daily newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina, as well as nearly 100 other periodicals and a 20 percent interest in The Denver Post. Media General’s 26 network-affiliated television stations reach more than 30 percent of the television households in the Southeast and nearly 8 percent of those in the United States. The company’s extensive interactive media offerings include more than 50 online enterprises. Media General also has a 33 percent interest in SP Newsprint Co., which operates newsprint mills in Dublin, Ga., and Newberg, Ore.

MEDIA GENERAL, INC. Revenues and Page Views

	December
	2003	2002	% Change

Revenues (000)	$ 67,023	$ 65,348	2.6%
Publishing	43,941	42,793	2.7%
Broadcast	22,607	22,204	1.8%
Interactive Media	709	506	40.1%
Eliminations	(234)	(155)	(51.0)%
Discontinued operations	0	360	(100.0)%

Selected Publishing Revenues (000) By Category

Advertising	$ 36,179	$ 35,189	2.8%
Classified	11,242	10,507	7.0%
Retail	11,575	12,750	(9.2)%
National	3,168	2,841	11.5%
Preprints	8,106	7,424	9.2%
Other	2,088	1,667	25.3%
Circulation	6,883	6,763	1.8%
By Property
Richmond	10,923	10,678	2.3%
Tampa	13,541	12,891	5.0%
Winston-Salem	4,441	4,506	(1.4)%
Community Newspapers	14,784	14,487	2.1%

Advertising Revenues (Dailies) (000)
Richmond	$ 8,331	$ 8,191	1.7%
Tampa	12,177	11,620	4.8%
Winston-Salem	3,682	3,725	(1.2)%
Community Newspapers	10,302	9,790	5.2%

Broadcast Time Sales (gross) (000)	$ 21,989	$ 21,495	2.3%
Local	14,156	13,738	3.0%
National	7,065	7,502	(5.8)%
Political	768	255	201.2%

Selected Online Total Page Views
TBO.com	12,025,915	10,719,908	12.2%
(Tampa, Fla.)
timesdispatch.com	4,942,553	5,538,920	-10.8%
(Richmond, Va.)
JournalNow.com	2,471,579	2,227,615	11.0%
(Winston-Salem, N.C.)

Notes: All data are subject to later adjustment.

MEDIA GENERAL, INC. Revenues and Page Views

	Year-to-Date
	2003	2002	% Change

Revenues (000)	$ 837,423	$ 831,582	0.7%
Publishing	544,059	528,514	2.9%
Broadcast	286,233	298,930	(4.2)%
Interactive Media	9,663	6,059	59.5%
Eliminations	(2,532)	(1,921)	(31.8)%
Discontinued operations	3,854	5,218	(26.1)%

Selected Publishing Revenues (000) By Category
Advertising	$ 445,107	$ 430,023	3.5%
Classified	170,679	165,828	2.9%
Retail	133,777	136,691	(2.1)%
National	34,412	30,916	11.3%
Preprints	83,509	76,401	9.3%
Other	22,730	20,187	12.6%
Circulation	87,355	86,458	1.0%
By Property
Richmond	134,644	129,749	3.8%
Tampa	169,950	162,786	4.4%
Winston-Salem	53,644	53,433	0.4%
Community Newspapers	183,852	180,506	1.9%

Advertising Revenues (Dailies) (000)
Richmond	$ 102,179	$ 97,410	4.9%
Tampa	153,222	146,613	4.5%
Winston-Salem	43,544	43,382	0.4%
Community Newspapers	125,744	122,328	2.8%

Broadcast Time Sales (gross) (000)	$ 282,647	$ 296,057	(4.5)%
Local	173,919	163,770	6.2%
National	101,511	100,156	1.4%
Political	7,217	32,131	(77.5)%

Selected Online Total Page Views
TBO.com	160,550,724	146,958,433	9.2%
(Tampa, Fla.)
timesdispatch.com	75,529,011	59,879,535	26.1%
(Richmond, Va.)
JournalNow.com	30,342,005	27,685,281	9.6%
(Winston-Salem, N.C.)

Notes: All data are subject to later adjustment.

MEDIA GENERAL, INC. Daily Newspapers Advertising Linage*

	December
	2003	2002	% Change

RICHMOND TIMES-DISPATCH
Retail	38,307	46,010	-16.7%
National	11,703	14,415	-18.8%
Classified	60,075	59,422	1.1%
Total	110,085	119,847	-8.1%

TAMPA TRIBUNE
Retail	45,988	48,366	-4.9%
National	17,821	14,433	23.5%
Classified	111,465	116,393	-4.2%
Total	175,274	179,192	-2.2%

WINSTON - SALEM JOURNAL
Retail	48,876	46,518	5.1%
National	9,001	9,805	-8.2%
Classified	48,975	55,218	-11.3%
Total	106,852	111,541	-4.2%

COMMUNITY DAILIES
Retail	375,202	377,980	-0.7%
National	28,124	19,814	41.9%
Classified	406,555	348,103	16.8%
Total	809,881	745,897	8.6%

MEDIA GENERAL DAILIES TOTAL
Retail	508,373	518,874	-2.0%
National	66,649	58,467	14.0%
Classified	627,070	579,136	8.3%
Total	1,202,092	1,156,477	3.9%

MEDIA GENERAL, INC. Daily Newspapers Advertising Linage*

	Year-to-Date
	2003	2002	% Change
RICHMOND TIMES-DISPATCH

Retail	437,052	459,336	-4.9%
National	142,023	124,361	14.2%
Classified	891,936	823,139	8.4%
Total	1,471,011	1,406,836	4.6%
TAMPA TRIBUNE

Retail	520,203	534,178	-2.6%
National	200,863	165,167	21.6%
Classified	1,649,129	1,624,032	1.5%
Total	2,370,195	2,323,377	2.0%
WINSTON - SALEM JOURNAL

Retail	458,800	488,152	-6.0%
National	99,847	96,354	3.6%
Classified	741,061	772,255	-4.0%
Total	1,299,708	1,356,761	-4.2%
COMMUNITY DAILIES

Retail	4,166,911	4,274,713	-2.5%
National	343,295	299,604	14.6%
Classified	5,199,270	4,781,806	8.7%
Total	9,709,476	9,356,123	3.8%
MEDIA GENERAL DAILIES TOTAL

Retail	5,582,966	5,756,379	-3.0%
National	786,028	685,486	14.7%
Classified	8,481,396	8,001,232	6.0%
Total	14,850,390	14,443,097	2.8%

*Advertising is in column inches - full run only.